UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2026
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2026, Designer Brands Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved certain amendments to the Company’s Amended and Restated Code of Regulations (as further amended and restated, the “Code”), which were effective immediately following the Annual Meeting. As further described in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 7, 2026 (the “Proxy Statement”), under “Proposal 4 – Approval of Amendments to our Code of Regulations,” the amendments to the Code: (i) provide for advance notice procedures for proposals of business by shareholders and enhance the procedural mechanics and disclosure requirements relating to advance notice of director nominations made by shareholders; (ii) modify the voting standard for approval of matters other than the election of directors; (iii) expressly permit the issuance of uncertificated shares; (iv) revise the provisions relating to indemnification of directors, officers, employees, agents and other third parties, advancement of expenses, director limitation of liability, and related matters; (v) authorize the Company’s Board of Directors to amend the Code to the extent permitted by Ohio law; and (vi) make certain other clarifying, technical and conforming changes.

The foregoing description of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code filed herewith as Exhibit 3.1 and incorporated herein by reference. A marked copy illustrating the changes made to the Code is incorporated by reference herewith from the Proxy Statement as Exhibit 3.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 17, 2026, the Company’s shareholders considered and voted on the matters set forth below, each of which is described in greater detail in the Proxy Statement. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting.

Proposal 1: Election of Four Class I Director Nominees

Voting results regarding the election of four Class I director nominees were as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Harvey L. Sonnenberg	88,887,051	872,276	7,890,356
Allan J. Tanenbaum	81,988,253	7,771,074	7,890,356
Peter S. Cobb	80,813,651	8,945,676	7,890,356
Douglas M. Howe	89,638,219	121,108	7,890,356

Based on the voting results set forth above, Messrs. Harvey L. Sonnenberg, Allan J. Tanenbaum, Peter S. Cobb and Douglas M. Howe were each duly elected as Class I directors with terms expiring at the Company's 2029 Annual Meeting of Shareholders.

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP

Voting results regarding the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,258,468	384,602	6,613	—

Based on the voting results set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2027 was duly ratified.

Proposal 3: Advisory Approval of Named Executive Officer Fiscal 2025 Compensation

Voting results regarding the approval of the non-binding, advisory vote on the fiscal 2025 compensation of the Company’s named executive officers as reported in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,243,495	2,346,086	169,746	7,890,356

Based on the voting results set forth above, the fiscal 2025 compensation of the Company’s named executive officers was approved on an advisory basis.

Proposal 4: Approval of Amendments to the Company's Amended and Restated Code of Regulations

Voting results regarding the approval of each of the amendments to the Code were as follows:

Proposal 4a. Revise and Enhance the Company's Advance Notice Procedures

Votes For	Votes Against	Abstentions	Broker Non-Votes
84,126,212	5,606,572	26,543	7,890,356

Proposal 4b. Modify the Voting Standard for Approval of Matters Other Than the Election of Directors

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,657,142	67,134	35,051	7,890,356

Proposal 4c. Expressly Permit the Issuance of Uncertificated Shares

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,633,609	102,845	22,873	7,890,356

Proposal 4d. Amend the Provisions Relating to Director and Officer Indemnification and Related Matters

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,248,334	14,460,673	50,320	7,890,356

Proposal 4e. Authorize the Company's Board of Directors to Amend the Code to the Extent Permitted by Ohio Law

Votes For	Votes Against	Abstentions	Broker Non-Votes
83,137,064	6,579,293	42,970	7,890,356

Proposal 4f. Make Certain Other Clarifying, Technical and Conforming Changes

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,632,879	87,890	38,558	7,890,356

Based on the voting results set forth above, each of the amendments to the Code was approved.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Code of Regulations (effective as of June 17, 2026).
3.2	Second Amended and Restated Code of Regulations (effective as of June 17, 2026) (marked copy) (incorporated herein by reference to Appendix A of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on May 7, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Lisa M. Yerrace
Lisa M. Yerrace
Senior Vice President, General Counsel and Corporate Secretary

Date:	June 18, 2026